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                                                                   EXHIBIT 10.14

[UNITED SAVINGS ASSOCIATION OF THE SOUTHWEST LETTERHEAD]




June 18, 1990



Mr. George R. Bender
7082 Ayrshire Lane
Boca Raton, Florida 33496

Dear George:

Please find listed below an offer of employment from United Savings Association of the Southwest FSB.

      Title: Executive Vice President of United Savings Association of the
             Southwest FSB

             - Responsible for the Mortgage Banking Department of United Savings Association of the Southwest FSB
             -  Reporting to the President

*     Annual Base Salary: $200,000

* Starting Bonus equal to $769.20 per work day until your approval is received from the Office of Thrift Supervision ("OTS")

*     Car Allowance: $600/month

* Incentive Bonus Plan based on earnings of the Mortgage Banking Department (the details are to be determined). The minimum payment for the first year of employment shall be $100,000

*     Relocation Expenses (see attached details)

*     Monthly Memberships Dues for one Luncheon Club and one Country Club

In addition, you will receive twelve months severance should your employment be terminated during the first year for other than cause. "Cause" shall include the matters set forth in 12 CFR 563.39 (b).
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George R. Bender
June 18, 1990
Page 2


Since the OTS' Policy statement requires a 30 day notice prior to the effective date of hiring, United Savings Association of the Southwest FSB will be precluded from paying any of your salary or benefits prior to receipt of this approval. In addition, should the OTS not approve your employment we will be required to withdraw this offer. Attached for your review is a copy of the OTS policy statement labeled TB45 which provides guides to the application of section 914 of FIRREA.


Two signed copies are enclosed. Please keep one for your records, sign the other in the space provided and return to me for your personnel file.

Thank you again for your patience in this matter. I look forward to you joining the Association.


/s/ Kenneth H. Thorn
- --------------------
Kenneth H. Thorn
President


AGREED AND ACCEPTED this         Day of         1990
                         -------        -------



- --------------------
George R. Bender

KHT: hbw
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                               RELOCATION EXPENSES


*     Transportation of household goods

*     Shipment of one automobile

*     Temporary living expenses for family (30 days)

*     Expenses for two trips to Houston to locate a house

*     Closing costs at old and new home

* Temporary living expenses for employee, if necessary, before the family relocates
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                              INCENTIVE BONUS PLAN


CALCULATION:        2.86% of Economic Value (as defined below) above $6 million up to $20 million. 1.0% of Economic Value thereafter. The incentive bonus will be calculated annually based on the fiscal year ended September 30. The calculation of the first bonus will begin on the closing date of the Commonwealth acquisition and will cover the period ended September 30, 1990. One half of the incentive compensation will be paid as soon as preliminary financials are prepared and the remaining 50% will be paid after audited financials are completed.

ECONOMIC VALUE:     Calculated as follows: i) Pretax Income (as defined below)
                    plus (ii) value of new servicing produced during the year and retained at end of year based on loans closed during the year less (iii) excess servicing revenues less (iv) revenues from sales of servicing created in other years. The value of servicing created will be determined by the Board of Directors in its good faith discretion.

PRETAX INCOME:      Pretax Income will be based on the overall mortgage banking operation. The mortgage banking operation's cost of funds will be based on the institutions' actual all-in cost of funds. On FHLB advances, the cost of funds will include all fees paid to FHLB and all direct costs of administering the line of credit. On internal funding, the cost of funds will be the institutions' average cost of funds including premiums paid to SAIF and allocated branch expenses which will not exceed 85 basis points. All expenses from other departments will be based on direct costs only including an allocable share of services provided by other departments such as legal and accounting. Pretax income will exclude (i) the value of escrows associated with the servicing portfolio
                    (ii) 50% of the revenue on the new servicing created or purchased and (iii) revenue from United's Covered Asset mortgage servicing subsidiary.